CUMBERLAND PHARMACEUTICALS REPORTS
FIRST QUARTER 2020 FINANCIAL RESULTS & COMPANY UPDATE
NASHVILLE, TN (Wednesday, May 20, 2020) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology today provided a company update and announced first quarter 2020 financial results. Net revenues from continuing operations during the quarter were $8.3 million. Total revenues were $9.1 million, as the company recorded an additional $750,000 in revenue in the first quarter associated with divested product rights.
The Company's financial position included over $97 million in total assets, $48 million of total liabilities, and nearly $50 million of shareholders’ equity at the end of the quarter.
"Our thoughts go out to those currently suffering from the novel coronavirus pandemic, and we extend our sincere gratitude to those on the front lines treating patients and performing essential jobs that allow our society to function," said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "Cumberland has remained open during this pandemic, since we are considered to be an essential business by the United States Department of Homeland Security. We have faced the same headwinds that have affected many healthcare companies, but we have implemented measures to lessen the impact of the coronavirus on our company during 2020."
RECENT COMPANY DEVELOPMENTS:
Next Generation Caldolor® Product
In January 2020, Cumberland launched the next generation of its Caldolor (ibuprofen) Injection product. This formulation of Caldolor comes in a ready-to-use bag that may be administered without dilution for pain relief. This launch follows FDA approval in 2019 of the product's new delivery method.
A non-steroidal anti-inflammatory drug (NSAID), Caldolor may be used as the sole method of treatment for mild-moderate pain or as part of a multimodal treatment for severe pain. The new formulation of Caldolor comes in a pre-mixed bag containing 800 mg of ibuprofen in a 200 mL patented low-sodium formulation for injection that is ready to use. It is the first FDA-approved pre-mixed bag of ibuprofen. Caldolor is still available as an 800 mg/8mL single-dose vial (100mg/mL) for dilution in addition to the ready-to-use bag (4 mg/mL). The new, premixed presentation provides healthcare professionals a formulation that is easy to administer, helping manage the treatment of patient pain and fever, while reducing opioid consumption.
Caldolor Pediatric Study
Cumberland previously received FDA approval for the use of Caldolor in pediatric patients six months of age and older and is the first and only injectable NSAID approved for use in children. The Company then initiated a study to collect data on the use of Caldolor in children ranging in age from birth up to six months of age. Enrollment in that multi-center study was completed in 2019.

In March 2020, the Company announced topline results that indicated the use of Caldolor was well tolerated in children from birth up to six months of age. Following that announcement, the Company completed that data analysis and study report which was submitted to the FDA. Next steps include preparation of a study manuscript and determination of whether an additional pediatric indication will be available.
Acute Care Product Special Supply Arrangements
In March 2020, Cumberland announced an initiative to expand the availability of Vibativ® along with special financial arrangements for hospitals and clinics to help ensure supply during this unprecedented healthcare crisis. In addition, the Company sponsored a national program with infectious disease experts to provide information on the management of complicated respiratory infections resulting from COVID-19.
Additionally, in March 2020, the Company announced another initiative to expand the availability of Caldolor with special supply and financial arrangements, including favorable pricing and payment terms for hospitals and clinics to help ensure timely access to Caldolor during the coronavirus crisis.
In April 2020, the Company announced a third COVID-19-related initiative. This initiative increased the availability of Vaprisol® to hospitals and clinics including special supply and financial arrangements, with favorable pricing and payment terms, to help ensure timely access to Vaprisol during this healthcare crisis.
Environmental, Social and Governance (ESG) Activities
In April 2020, Cumberland released its first Sustainability Report. This report describes the company’s activities pertaining to Environmental, Social and Governance (ESG) matters, otherwise known as corporate sustainability. It includes details about Cumberland’s community involvement, ethical marketing and drug safety.
Cumberland's board appointed Caroline R. Young, former president of the Nashville Health Care Council, as the company’s first ESG board director.
The report notes that, during 2019, Cumberland provided nearly 4 million patient doses of products, safely disposed of over 9,700 pounds of expired and damaged products and had no product recalls. The Company had no product listings on the FDA’s Safety Alerts Database and no products identified in the FDA Adverse Event Reporting System during 2019.
Ifetroban Phase II Clinical Programs
Enrollment in Cumberland's clinical studies declined during the first quarter due to the COVID-19 pandemic. While enrollment of new patients is currently limited, the Company is working to ensure that patients already entered into a trial continue to receive their study drug.
Cumberland has completed three pilot Phase II studies involving ifetroban in 1) patients suffering from hepatorenal syndrome, a life-threatening condition involving liver and kidney failure, 2) patients with portal hypertension associated with chronic liver disease and 3) patients suffering from aspirin-exacerbated respiratory disease, a severe form of asthma. A follow-up Phase II study is currently underway for this asthma indication.
In addition, the Company is currently evaluating ifetroban in two pilot Phase II studies of 1) patients with systemic sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 2) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy. This rare, fatal, genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles.

Cumberland is awaiting further study results before deciding on the best path for approval for ifetroban, its first new chemical entity.
FINANCIAL RESULTS:
Net Revenues: For the three months ended March 31, 2020, net revenues from ongoing operations were $8.3 million. Total revenues were $9.1 million as another $750,000 in revenue was recorded associated with product rights which had been divested. Net revenue from continued operations in 2019 was $8.7 million.
Net revenue by product for the three months ended March 31, 2020, included $3.3 million for Kristalose®,$2.4 million for Vibativ®, $1.1 million for Caldolor®, $0.7 million for Acetadote® (including the brand and Company's Authorized Generic), $0.2 million for Vaprisol®, and $0.1 million for Omeclamox®-Pak.
Operating Expenses: Total operating expenses for the three months ended March 31, 2020 were $10.2 million, similar to $10.1 million during the prior year period.
Earnings: Net income (loss) for the first quarter 2020 was $(1.1) million or $(0.07) a share, compared to $(0.1) million or $0.00 a share for the prior year period.
Adjusted Earnings for the first quarter were $0.2 million or $0.01 per diluted share, compared to $0.7 million or $0.04 per diluted share for the prior year period. The definition and reconciliation of Adjusted Earnings to net income is provided in this release.
Balance Sheet: At March 31, 2020, Cumberland had $97.4 million in total assets including $27.0 million in cash and marketable securities. Total liabilities were $47.6 million, including $18.5 million outstanding on the Company's revolving line of credit, resulting in Total shareholder's equity of $49.9 million.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Wednesday, May 20, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 1692495. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and oncology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that we believe can be penetrated effectively by targeted sales forces. The Company’s portfolio of FDA approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.

•	RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.
The Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD"), Hepatorenal Syndrome (“HRS”) and Portal Hypertension (“PH”).
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

Forward-Looking Statements

This press release may contain statements that are "forward-looking" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cumberland’s control. Thus, Cumberland’s actual results and financial condition may differ materially due to: market conditions, competition, an inability of manufacturers to supply Cumberland's products, maintaining an effective sales and marketing infrastructure, availability of additional debt and equity capital required to finance the business, our ability to continue to acquire brands, management of our growth and integration of our acquisitions, impacts on our business, as well as national and international markets and economies resulting from the 2020 COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, and Cumberland undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Investor Contact:	Media Contacts:
Erin Gull	Jeff Bradford	Molly Aggas
Corporate Relations	the Bradford Group	The Bradford Group
(615) 255-0068	(615) 515-4880 office	(615) 515-4882 office
	(615) 337-0964 mobile	(615) 704-641-6641 mobile

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$27,026,734	$28,212,635
Accounts receivable, net	5,949,910	7,843,917
Inventories	8,150,152	8,871,254
Current assets of discontinued operations	1,291,359	2,477,813
Prepaid and other current assets	2,318,862	2,757,456
Total current assets	44,737,017	50,163,075
Non-current inventories	15,569,992	15,554,992
Property and equipment, net	694,499	747,796
Intangible assets, net	30,142,611	30,920,324
Goodwill	882,000	882,000
Deferred tax assets, net	21,802	21,802
Operating lease right-of-use assets	2,733,782	2,960,569
Other assets	2,637,434	3,298,725
Total assets	$97,419,137	$104,549,283
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,247,899	$9,993,578
Current liabilities of discontinued operations	1,247,011	1,918,868
Operating lease current liabilities	943,807	920,431
Other current liabilities	8,933,874	11,317,358
Total current liabilities	19,372,591	24,150,235
Revolving line of credit	18,500,000	18,500,000
Operating lease noncurrent liabilities	1,831,274	2,076,472
Other long-term liabilities	7,872,214	8,737,323
Total liabilities	47,576,079	53,464,030
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 15,318,529 and 15,263,555 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	49,737,428	49,914,478
Retained earnings	152,775	1,208,395
Total shareholders’ equity	49,890,203	51,122,873
Noncontrolling interests	(47,145)	(37,620)
Total equity	49,843,058	51,085,253
Total liabilities and equity	$97,419,137	$104,549,283

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (loss)
(Unaudited)

	Three months ended March 31,
	2020	2019
Net revenues	$8,330,734	$8,729,860
Costs and expenses:
Cost of products sold	1,634,181	1,658,789
Selling and marketing	3,707,676	3,436,932
Research and development	1,722,555	1,399,687
General and administrative	2,036,284	2,536,739
Amortization	1,076,039	1,021,645
Total costs and expenses	10,176,735	10,053,792
Operating income (loss)	(1,846,001)	(1,323,932)
Interest income	29,888	115,861
Interest expense	(33,065)	(60,911)
Income (loss) from continuing operations before income taxes	(1,849,178)	(1,268,982)
Income tax (expense) benefit	(34,240)	81,428
Net income (loss) from continuing operations	(1,883,418)	(1,187,554)
Discontinued operations	818,273	1,147,136
Net income (loss)	(1,065,145)	(40,418)
Net (income) loss at subsidiary attributable to noncontrolling interests	9,525	(33,460)
Net income (loss) attributable to common shareholders	$(1,055,620)	$(73,878)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.12)	$(0.08)
- Discontinued operations - basic	0.05	0.08
	$(0.07)	$—

- Continuing operations - diluted	$(0.12)	$(0.08)
- Discontinued operations - diluted	0.05	0.08
	$(0.07)	$—
Weighted-average shares outstanding
- basic	15,240,614	15,472,952
- diluted	15,578,309	15,891,570

Comprehensive income (loss) attributable to common shareholders	(1,055,620)	(73,878)
Comprehensive (income) loss at subsidiary attributable to noncontrolling interests	9,525	(33,460)
Total Comprehensive income (loss)	$(1,065,145)	$(40,418)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2020		2019
Cash flows from operating activities:
Net income (loss)	$(1,065,145)		$(40,418)
Discontinued operations	818,273		$1,147,136
Net income(loss) from continuing operations	(1,883,418)		$(1,187,554)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,152,062		1,076,246
Deferred tax expense	—		43,605
Share-based compensation	264,574		364,434
Decrease in non-cash contingent consideration	(543,006)		(269,422)
Noncash interest expense	11,333		10,497
Noncash investment gains	—		(44,191)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	2,014,438		(1,361,692)
Inventories	706,102		494,395
Other current assets and other assets	1,093,517		134,578
Accounts payable and other current liabilities	(2,394,824)		474,354
Other long-term liabilities	(865,109)		(353,925)
Net cash provided by (used in) operating activities from continuing operations	(444,331)		(618,675)
Discontinued operations	1,332,870		232,942
Net cash provided by (used in) operating activities	888,539	888,539	(385,733)
Cash flows from investing activities:
Additions to property and equipment	(22,726)		(27,474)
Purchases of marketable securities	—		(7,816,191)
Proceeds from sale of marketable securities	—		6,483,988
Additions to intangibles	(548,435)		(363,711)
Net cash (used in) investing activities	(571,161)		(1,723,388)
Cash flows from financing activities:
Borrowings on line of credit	18,500,000		19,000,000
Repayments on line of credit	(18,500,000)		(19,000,000)
Cash payment of contingent consideration	(260,735)		(507,505)
Repurchase of subsidiary shares to noncontrolling interest	(800,000)		—
Repurchase of common shares	(442,544)		(712,919)
Net cash used in financing activities	(1,503,279)		(1,220,424)
Net decrease in cash and cash equivalents	(1,185,901)		(3,329,545)
Cash and cash equivalents at beginning of period	28,212,635		27,938,960
Cash and cash equivalents at end of period	$27,026,734		$24,609,415

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended March 31, 2020		Three months ended March 31, 2019
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,055,620)	$(0.07)	$(73,878)	$—
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	9,525	—	(33,460)	—
Net income (loss)	(1,065,145)	(0.07)	(40,418)	—
Discontinued operations	818,273	0.05	1,147,136	0.07
Net income (loss) from continuing operations	(1,883,418)	(0.12)	(1,187,554)	(0.07)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	34,240	—	(81,428)	(0.01)
Depreciation and amortization	1,152,062	0.07	1,076,246	0.07
Share-based compensation (a)	264,574	0.02	364,434	0.02
Impact of Vibativ cost of product sold (b)	600,691	0.04	551,494	0.03
Interest income	(29,888)	—	(115,861)	(0.01)
Interest expense	33,065	—	60,911	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$171,326	$0.01	$668,242	$0.04

Diluted weighted-average common shares outstanding:		15,578,309		15,891,570

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•
Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, Vibativ cost of product sold and interest income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the non-cash impact of the Vibativ cost of products sold. Cumberland has elected to add these costs back in the calculation of adjusted earnings as all the Vibativ inventory was transferred to Cumberland as part of the transaction with Theravance at no additional cost to the consideration agreed for the product acquisition.

•	Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.